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                                                                 EXHIBIT 10.2(v)



                           UNIVERSAL FOODS CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


SECTION 1. PURPOSE

         Universal Foods Corporation (the "Company") hereby establishes a non-qualified supplemental executive retirement plan for certain key employees, as designated and described herein, which shall be known as the Universal Foods Corporation SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan").

         The purpose of the Plan is to enable the Company to attract, retain, and motivate certain key employees and to provide retirement and survivor benefits for the employees, their surviving spouses and designated beneficiaries.

SECTION 2. DEFINITIONS

         For purposes of this Plan, certain words or phrases used herein will have the following meanings:

         A. "Board of Directors" means the Board of Directors of Universal Foods Corporation.

         B. "Disability" means permanent long-term disability for which the Executive would be entitled to long-term disability benefits under the Company's Disability Income Plan. Determination of such Disability applied to this Plan shall be made at the sole discretion of the Company and the decision of the Company shall be final. During periods of determined Disability, the



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                  Executive shall be considered to be in the full employ of the
                  Company for the purpose of this Plan.

         C. "Executive" means a selected employee of the Company designated to participate in the Plan by the Chief Executive Officer.

         D. "Fiscal Year" means the year beginning October 1 and ending September 30.

         E. "Company" means Universal Foods Corporation and all of its wholly-owned subsidiaries.

         F. "Normal Retirement Date" means the date the Executive attains age 62; or such date after the Executive attains age 55 and his or her age and years of continuous service with the Company equals or exceeds 85.

         G. "Early Retirement Date" means the date the Executive attains age 55 and has completed 10 or more years of continuous service with the Company.

SECTION 3. DESIGNATION OF EMPLOYEE PARTICIPATING IN PLAN

         The Chief Executive officer shall have the sole discretion, from time to time, to designate which employees shall participate in the Plan. Such a designated employee shall be called "Executive."

         If an Executive declines participation in the Plan at the time of the offer from the Company, a Waiver of Participation form must be signed (Exhibit A attached hereto and incorporated herein by reference).


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SECTION 4. EXECUTIVE CONTRIBUTION

         A.       PRE APRIL 1, 1991

                  Executives who have participated in the Company's Management Split Dollar Life Insurance Plan prior to April 1, 1991 will, in each of the first seven years of participation, contribute an amount, based on IRS tables, equal to the term insurance premium applicable to a life insurance benefit of 3 times the Executive's base salary in effect for that Fiscal Year.

         B.       POST APRIL 1, 1991

                  Executives beginning participation on or after April 1, 1991 will, in each year until death or retirement, whichever occurs earlier, contribute an amount, based on IRS tables, equal to the term insurance premium applicable to a life insurance benefit of 3 times the Executive's base salary in effect on the date of acceptance into the Plan.

SECTION 5. BENEFITS

         Participating Executives, their spouses and designated beneficiaries shall be entitled to benefits under this Plan if the Executive is employed by the Company at time of death or until his or her Early Retirement Date, whichever occurs earlier.

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         Survivor Income Benefit
         The Executive will have a survivor income benefit payable to his or her designated beneficiary for a guaranteed 20 year period. The benefit will equal 25% of the Executive's base salary at the time of death or the average base salary during the 60 highest paid consecutive calendar months of the last 120 calendar months immediately prior to death, whichever is greater.

         Retirement Benefit
         At retirement, the Executive may elect to continue in effect a survivor income benefit payable to his or her designated beneficiary for a guaranteed 20 year period. The benefit will equal 25% of the Executive's base salary at the time of retirement or the average base salary during the 60 highest paid consecutive calendar months of the last 120 calendar months immediately prior to retirement, whichever is greater.
                                      (or)
         At retirement, the Executive may elect to receive a supplemental retirement income benefit payable to the Executive or his or her designated beneficiary for a guaranteed 20 year period. The benefit will be 25% of the Executive's base salary at the time of retirement or the average base salary during the 60 highest paid consecutive calendar months of the last 120 calendar months immediately prior to retirement, whichever is greater.

                                      (or)
         At retirement, the Executive may elect to receive an actuarially equivalent lifetime supplemental retirement income benefit in a joint and survivor form. The amount payable under this election will be reduced to cover the cost for providing the benefit over the life of the Executive and the spouse. The benefit for a surviving

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         spouse will be 50% of the benefit for the Executive. The minimum benefit to be paid to the Executive, spouse, or designated beneficiary will be equal to the guaranteed 20 year payout.

         The actuarial reductions, from the guaranteed 20 year amount, to obtain the 50% joint and survivor benefit are:



                                                             %
                                   Age                  Reduction
                                   ---                  ---------
                                    55                      8
                                    56                      7
                                    57                      6
                                    58                      5
                                    59                      4
                                    60                      3
                                    61                      2
                                    62                      0


         Early Retirement Benefit
         The retirement benefit will be reduced 3% for each full year Early Retirement precedes the Executive's Normal Retirement Date.

         Limitation on Benefits
         All benefits will be limited to the specified percentage of base salary.

SECTION 6. MANNER OF PAYING BENEFITS

         Within 60 days following the death or retirement of the Executive, an initial benefit payment shall be made as defined under Section 5. All subsequent benefits under this Plan shall accrue on the first day of each succeeding month after death or retirement and shall be made on or about such day during the period for which benefits are payable.


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SECTION 7. BENEFICIARY DESIGNATION

         The benefits payable by the Company under Section 5 shall be paid as they become due to the beneficiary or beneficiaries as designated by the Executive in writing on the Beneficiary Designation form (Exhibit B attached hereto and incorporated herein by reference). The Executive shall have the right to change or amend such beneficiary designation from time to time (without the consent of any prior beneficiary) by a writing similarly filed. If the Executive fails to make such beneficiary designation or if no beneficiary so designated survives the Executive, payments shall be made as they become due to the duly appointed personal representative of the estate of the Executive.

SECTION 8. TERMINATION OF EMPLOYMENT

         If an Executive's employment with the Company is terminated prior to the Executive's Early Retirement Date, either by the Company or by the Executive, with or without cause, no further amounts shall be paid under any provision of this Plan. Disability or death shall not be deemed a termination of employment for purposes of this Section.

SECTION 9. DISABILITY

         If the Executive becomes disabled under the Plan, Executive contributions will be waived until the Executive returns to full employment. Retirement benefits will not be payable under this Plan if the Executive is receiving benefits under the Company's Disability Income Plan.


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SECTION 10. TITLE TO LIFE INSURANCE

         If the Company elects to purchase a life insurance contract to provide the Company with funds to make payments hereunder, the Company shall at all times be the sole owner of and beneficiary under such contract, and shall have the unrestricted right to use all amounts and to exercise all options and privileges thereunder without knowledge or consent of the Executive, his or her designated beneficiary or any third party. It being expressly agreed that neither the Executive, designated beneficiary, nor any third party shall have any right, title or interest whatsoever in or to any such contract.

SECTION 11. PAYMENTS ARE NOT SECURED

         The Executive, his or her designated beneficiary or any third party having or claiming a right to payments hereunder or to any interest in this Plan shall rely solely on the unsecured promise of the Company and nothing herein shall be construed to give the Executive, his or her designated beneficiary or any third party any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. The Executive shall have the right to enforce his or her claim against the Company in the same manner as any unsecured creditor.

SECTION 12. NON-ASSIGNABILITY OF BENEFITS

         Except as permitted by Section 7, no rights of any kind under this Plan shall without the written consent of the Company be transferable or assignable by the Executive or any designated beneficiary or be subject to alienation,



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         encumbrance, garnishment, attachment, execution, levy or seizure by legal process of any kind, voluntary or involuntary.

SECTION 13. AMENDMENT

         This Plan may be amended at any time or from time to time by the Company. Any amendment shall not reduce the benefit of any participating Executive, or any party receiving benefits under this Plan without a consent in writing by the affected Executive or party. The failure of either the Company or any Executive to enforce any of the provisions hereof shall not be deemed a waiver thereof. No provision of this Plan shall be deemed to have been waived or modified unless such waiver or modification shall be in writing and signed by the appropriate party. The Company reserves the right to terminate the Plan at any time. The termination of the Plan shall not affect the benefits of any Executive, Executive's spouse or designated beneficiary covered by the Plan, prior to termination.

SECTION 14. CHANGE OF CONTROL OF THE COMPANY

         A. Notwithstanding any other provision of this Plan, including specifically Sections 5 and 8 above, in the event of a change of control of the Company, the Company shall continue to provide the survivor income and retirement income benefits described in
               Section 5 above for Executives participating in the Plan when such change of control occurs. Further, any Executive whose employment terminates for any reason after such change of control occurs shall be eligible for the early retirement benefits regardless of his or her age


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              or period of continuous service as of the date of his or her termination of employment, provided, however, the supplemental retirement income benefit, if elected, will not commence until the Executive attains age 55.

         B. For purposes of subsection (A) of this section, the term "change of control of the Company" means:

                  (i) The acquisition of more than 30% of the outstanding shares of voting stock of the Company in whole or in part by any person or group of persons acting in concert, excluding affiliates of the Company, by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of any one or more classes of the voting stock of the Company to acquire such shares for cash, securities, other property or any combination thereof; or
                  (ii) the sale, assignment or transfer by the Company of all or substantially all of its business and assets to any person, excluding affiliates of the Company; or
                  (iii) a merger, consolidation or other business combination by the Company into or with any person in which neither the Company nor any subsidiary thereof is the continuing or successor corporation; or
                  (iv) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who are directors of the Company before any of the


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                           foregoing transactions shall cease to
                           constitute a majority of the Board of Directors of the Company or any successor to the Company.

SECTION 15. SUCCESSORS AND ASSIGNS

         If the Company sells, assigns or transfers all or substantially all of its business and assets to any party, excluding affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any party which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Plan as of the date of such event to the party which is either the acquiring or successor corporation, and such party shall assume and perform from and after the date of such assignment all of the terms, conditions and provisions imposed under this Plan by the Company. In case of such assignment by the Company and such assumption and agreement by such party all further rights as well as all other obligations of the Company under this Plan thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such party.

SECTION 16. NON-GUARANTEE OF EMPLOYMENT

         This Plan shall not be construed as giving the Executive the right to be retained as an employee of the Company for any period.

SECTION 17. VESTING

         There is no vesting under the Plan.

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SECTION 18. MISCELLANEOUS

         The Plan supersedes and modifies in all respects the Company's Management Split Dollar Life Insurance Plan, as amended through November 1, 1988.

SECTION 19. NOTICES

         All notices, requests, demands and other communications under this Plan shall be in writing and delivered in person or by certified mail, postage prepaid as follows:

                  Company:

                  Universal Foods Corporation
                  433 East Michigan Street
                  Milwaukee, Wisconsin 53201
                  Attn: Vice President - Human Resources

                  Executive:




         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of
               ---------------------------------------.


         (CORPORATE SEAL)

         ATTEST
                                        By:
         -------------------------------     -----------------------------------
                  Secretary                              Vice President
                                                         Administration


                                               ---------------------------------
                                                Executive

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                                                                       Exhibit A

                           UNIVERSAL FOODS CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             WAIVER OF PARTICIPATION



On                              , I was given the opportunity to participate in
  ------------------------------
the Universal Foods Corporation Supplemental Executive Retirement Plan. In accordance with the policy established under the Plan, each designated Executive is given 60 days from the notice of designation (the "Notice") to participate before the offer is withdrawn, unless at a later date the offer is reinstated by Universal Foods Corporation. I acknowledge and understand this limitation relative to my participation in the plan.

Because the elapsed time since receipt of the Notice exceeds 60 days, there will be no benefits available to me or to any of my beneficiaries under the Plan. I further understand that my future participation in the Plan is solely within the discretion of Universal Foods Corporation.










Date:
     ------------------------------------

---------------------------------                 ------------------------------
(Witness)                                         (Signature)


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                                                                       Exhibit B

                           UNIVERSAL FOODS CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             Beneficiary Designation

I,                               , hereby designate the following as my Primary
  -------------------------------
Beneficiary under my Supplemental Executive Retirement Plan with Universal Foods
Corporation:

----------------------------------          ------------------------------------
     Primary Beneficiary's Name                       Relationship to Me

If the Primary Beneficiary does not survive me or survives me, but dies before actual payment in full of my benefits, or if there be no named Primary Beneficiary, the remaining portion of my benefits shall be paid in equal shares to the following Contingent Beneficiaries.

----------------------------------          ------------------------------------
     Contingent Beneficiary's Name                    Relationship to Me

----------------------------------          ------------------------------------
     Contingent Beneficiary's Name                    Relationship to Me

----------------------------------          ------------------------------------
     Contingent Beneficiary's Name                    Relationship to Me

Upon the death of a Contingent Beneficiary, any remaining portion of said benefits shall be paid in equal shares to his or her children living at the time each payment is to be made in accordance with the Plan. Upon the death of a Contingent Beneficiary who is not survived by a child or children, or upon the death of the last surviving child of a Contingent Beneficiary, any remaining portion of his or her beneficial interest shall be paid in equal shares to the then living Contingent Beneficiaries and the children of any then deceased Contingent Beneficiaries, any such child or children to be paid (as described in the preceding sentence) only the share the parent would receive if living.

If none of the foregoing persons are living when any benefits under the Plan are payable, any remaining installments shall be paid to the personal representative of my estate.

This form constitutes a revocation in full of any Beneficiary Designations previously made by me and may be changed or revoked by me at any time, provided that such subsequent designations be in writing and filed with Universal Foods Corporation.

Witness:                                    Date:
                                                 -------------------------------

---------------------------------           ------------------------------------
    (Cannot be a Beneficiary)                          Signature of Employee

Receipt of the above Beneficiary Designation is hereby acknowledged by:

                                                 UNIVERSAL FOODS CORPORATION

Date:                                       By:
     --------------------------------------     --------------------------------

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                             AMENDMENT NO. 1 TO THE
                           UNIVERSAL FOODS CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Universal Foods Corporation Supplemental Executive Retirement Plan ("the Plan") is hereby amended, effective as of September 10, 1998, as set forth below:

         1. Section 14(B) of the Plan is amended to read in its entirety as follows:

                  B. For purposes of subsection (A) of this Section, the term "change of control of the Company" means:

         (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either
                  (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
                  Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section; or

         (ii) individuals who, as of September 10, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 10, 1998 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or




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         (iii)    consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                  (B) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

         (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.